NVR, Inc. Announces First Quarter Results

RESTON, Va., April 21, 2015 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2015 of $39,058,000 or $9.22 per diluted share. Net income and diluted earnings per share for its first quarter ended March 31, 2015 increased 64% and 79%, respectively, when compared to the 2014 first quarter. Consolidated revenues for the first quarter of 2015 totaled $957,749,000, an 18% increase from $811,310,000 for the comparable 2014 quarter. Net income in the first quarter of 2014 was negatively impacted by the previously disclosed $6,879,000 reversal of certain income tax deductions.

Homebuilding

New orders in the first quarter of 2015 increased 18% to 3,926 units, when compared to 3,325 units in the first quarter of 2014. The average sales price of new orders increased to $375,400, a 2% increase from the first quarter of 2014. The cancellation rate in both the first quarter of 2015 and 2014 was 12%. Settlements increased in the first quarter of 2015 to 2,534 units, 15% higher than the first quarter of 2014. The Company's backlog of homes sold but not settled as of March 31, 2015 increased on a unit basis by 13% to 6,867 units and increased on a dollar basis by 16% to $2,639,047,000 when compared to March 31, 2014.

Homebuilding revenues for the three months ended March 31, 2015 totaled $941,538,000, 18% higher than the year earlier period. Gross profit margins decreased to 17.0% in the 2015 first quarter compared to 18.0% for the same period in 2014. Income before tax from the homebuilding segment totaled $56,584,000 in the first quarter of 2015, an increase of 16% when compared to the first quarter of 2014.

Mortgage Banking

Mortgage closed loan production of $638,627,000 for the three months ended March 31, 2015 increased by 35% when compared to the first quarter ended March 31, 2014. Operating income for the mortgage banking operations during the first quarter of 2015 was $5,779,000, compared to $991,000 reported for the first quarter of 2014. Operating income in the first quarter of 2015 was favorably impacted by an increase in capture rate to 87% in the first quarter of 2015, compared to 78% in the first quarter of 2014, and improved leveraging of general and administrative expenses.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-seven metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Homebuilding:
Revenues	$941,538	$799,187
Other income	725	997
Cost of sales	(781,668)	(655,152)
Selling, general and administrative	(98,229)	(90,632)
Operating income	62,366	54,400
Interest expense	(5,782)	(5,684)
Homebuilding income	56,584	48,716

Mortgage Banking:
Mortgage banking fees	16,211	12,123
Interest income	1,078	1,184
Other income	105	59
General and administrative	(11,479)	(12,265)
Interest expense	(136)	(110)
Mortgage banking income	5,779	991

Income before taxes	62,363	49,707

Income tax expense	(23,305)	(25,858)

Net income	$39,058	$23,849

Basic earnings per share	$9.63	$5.34

Diluted earnings per share	$9.22	$5.16

Basic weighted average shares outstanding	4,057	4,467

Diluted weighted average shares outstanding	4,235	4,620

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$520,532	$514,780
Receivables	10,024	10,021
Inventory:
Lots and housing units, covered under sales agreements with customers	797,705	690,955
Unsold lots and housing units	110,010	131,938
Land under development	35,813	33,689
Building materials and other	11,053	12,904
	954,581	869,486

Assets related to consolidated variable interest entity	3,545	3,590
Contract land deposits, net	295,121	294,676
Property, plant and equipment, net	46,343	46,242
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	5,019	5,364
Other assets	305,021	302,280
	2,181,766	2,088,019

Mortgage Banking:
Cash and cash equivalents	10,436	30,158
Mortgage loans held for sale, net	154,785	205,664
Property and equipment, net	5,957	6,189
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	15,843	13,958
	194,368	263,316

Total assets	$2,376,134	$2,351,335

LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$193,927	$204,622
Accrued expenses and other liabilities	266,119	289,058
Liabilities related to consolidated variable interest entity	1,578	1,618
Non-recourse debt related to consolidated variable interest entity	-	64
Customer deposits	125,965	106,755
Senior notes	599,189	599,166
	1,186,778	1,201,283

Mortgage Banking:
Accounts payable and other liabilities	24,119	25,797
	24,119	25,797

Total liabilities	1,210,897	1,227,080

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both March 31, 2015 and December 31, 2014	206	206
Additional paid-in capital	1,370,763	1,325,495
Deferred compensation trust – 108,614 shares of NVR, Inc. common stock as of both March 31, 2015 and December 31, 2014	(17,333)	(17,333)
Deferred compensation liability	17,333	17,333
Retained earnings	4,926,245	4,887,187
Less treasury stock at cost – 16,492,618 and 16,506,229 shares at March 31, 2015 and December 31, 2014, respectively	(5,131,977)	(5,088,633)
Total shareholders' equity	1,165,237	1,124,255
Total liabilities and shareholders' equity	$2,376,134	$2,351,335

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,948	1,675
North East (2)	337	298
Mid East (3)	994	891
South East (4)	647	461
Total	3,926	3,325

Average new order price	$375.4	$368.1

Settlements (units)
Mid Atlantic (1)	1,296	1,124
North East (2)	239	233
Mid East (3)	582	478
South East (4)	417	376
Total	2,534	2,211

Average settlement price	$371.0	$361.4

Backlog (units)
Mid Atlantic (1)	3,598	3,261
North East (2)	686	560
Mid East (3)	1,562	1,445
South East (4)	1,021	793
Total	6,867	6,059

Average backlog price	$384.3	$374.7

Community count (average)	474	481
Lots controlled at end of period	69,600	65,800

Mortgage banking data:
Loan closings	$638,627	$472,933
Capture rate	87%	78%

Common stock information:
Shares outstanding at end of period	4,062,712	4,493,418
Number of shares repurchased	50,326	32,377
Aggregate cost of shares repurchased	$63,099	$32,578

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Curt McKay, (703) 956-4058